UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

IMARX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18116 232nd NE Woodinville, WA	98077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement

Effective January 8, 2009, ImaRx Therapeutics, Inc. (the “Company”) and Cambric Partners, an Arizona general partnership, herein after referred to as (“Cambric”) entered into a Lease Surrender and Termination Agreement (the “Termination Agreement”) pursuant to which the Company and Cambric agreed to terminate that certain Lease dated December 10, 2007, as amended on January 25, 2008 (the “Lease”), for the Premises located at 1730 E. River Road, Suite 200, Tucson, Arizona (the “Premises”).

As consideration of Cambric’s acceptance of the early termination of the Lease, the Company has agreed to pay a termination fee of $75,000.00 no later than January 9, 2009, to forfeit the security deposit in the amount of $19,433.47 and to surrender the Lease and the Premises. The Termination Agreement is effective as of December 31, 2008 and contains other customary release provisions, representations, warranties, and covenants.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Surrender and Termination Agreement, dated as of January 8, 2009, by and among Cambric Partners, an Arizona general partnership and ImaRx Therapeutics, Inc. a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 13, 2009

IMARX THERAPEUTICS, INC.

By: /s/ Kevin Ontiveros
Kevin Ontiveros,
Corporate Secretary